                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                        Fountain View Management, Inc.
                        ------------------------------


     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is Fountain View Management, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Class A Common Stock, $.01 par value.

     FIFTH:  The name and the mailing address of the incorporator is as follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------

     Kathleen M. Sablone      Choate, Hall & Stewart
                              Exchange Place
                              53 State Street
                              Boston, MA 02109

     SIXTH: The Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation.

     SEVENTH: Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     EIGHTH: The Corporation shall indemnify and hold harmless any director, officer employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred in connection with, or as a result of, any proceeding in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director, officer, employee or agent, whether or not he or she continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware as they may be amended from time to time.

     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly has hereunto set her hand this 14th day of July, 1997.


                              /s/ Kathleen M. Sablone
                              -----------------------------------------------
                              Kathleen M. Sablone, Incorporator

                             State of Delaware

                       Office of the Secretary of State

                       ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOUNTAIN VIEW MANAGEMENT, INC.", CHANGING ITS NAME FROM "FOUNTAIN VIEW MANAGEMENT, INC." TO "FOUNTAIN VIEW, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 1997, AT 2:30 O'CLOCK P.M.








                        [SEAL]               /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2772638  8100                                AUTHENTICATION:
                                                             9027443
                                                       DATE:
981143230                                                    04-15-98

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        FOUNTAIN VIEW MANAGEMENT, INC.


     IT IS HEREBY CERTIFIED THAT:

     1.   The name of the Corporation (hereinafter, the "Corporation") is
                                                         -----------
Fountain View Management, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE 1 thereof and by substituting in lieu thereof the following new ARTICLE 1:

     ARTICLE 1. The name of the Corporation is Fountain View, Inc. (the "Corporation").

     3. The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE 4 thereof and by substituting in lieu thereof the following new ARTICLE 4:

     ARTICLE 4. A description of each class and series of stock of the Corporation and the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof is as follows:

     Section 1.  Capital Stock.
     ---------   -------------

     1.1  General.  The Corporation shall have two classes of capital stock (the
          -------
"Capital Stock"): Common Stock, $.01 par value per share (the "Common Stock"),
 -------------                                                 ------------
and Preferred Stock, $.01 par value per share (the "Preferred Stock").
                                                    ---------------

     1.2  Number of Shares.  The total authorized number of shares of each class
          ----------------
of Capital Stock is (a) 200,000 shares of Common Stock and (b) 7,000 shares of Preferred Stock.

     1.3  Series of Preferred Stock.  The shares of Preferred Stock shall be
          -------------------------
designated "Series A Preferred Stock" (the "Series A Preferred Stock").
                                            ------------------------

     1.4  Series of Common Stock.  53,850 shares of the Common Stock shall be
          ----------------------
designated "Series A-1 Common Stock" (the "Series A-1 Common Stock").  99,950
                                           -----------------------
shares of the Common Stock shall be designated "Series A-2 Common Stock" (the "Series A-2 Common Stock"). 46,200 shares of the Common Stock shall be
------------------------
designated "Series A-3 Common Stock" (the "Series A-3 Common Stock").
                                           -----------------------

     Section 2.  Dividends and Other Distributions and Benefits.
     ---------   ----------------------------------------------

     2.1  Dividends on the Series A Preferred Stock.
          -----------------------------------------

          (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, a dividend at the annual rate of 10% of the Base Amount (as hereinafter defined) of each share of Series A Preferred Stock from and including the date of issuance of such share to and including the day on which the Liquidation Value (as hereinafter defined) of such share is paid. Such dividends shall accrue from day to day, whether or not earned or declared, on each issued and outstanding share of Series A Preferred Stock, and shall be cumulative. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

          (b) If declared by the Board of Directors, dividends on each share of Series A Preferred Stock shall be paid on each July 1 while such share is outstanding (the "Dividend Reference Date").
                  -----------------------

          (c) Any dividends that accrue on any share of Series A Preferred Stock during the one-year period (or lesser period in the case of the first Dividend Reference Date) ending upon such Dividend Reference Date, and are not paid on such Dividend Reference Date, shall automatically be added to the Base Amount of such share and will remain a part thereof until such dividends are paid, at which time the Base Amount shall be reduced by such payment.

          (d) The "Base Amount" of any share of Series A Preferred Stock as of a
                   -----------
particular date shall be an amount equal to the sum of $1,000 plus any unpaid dividends on such share added to the Base Amount of such share as provided above and not thereafter paid.

     2.2  Other Dividends and Distributions on Capital Stock. Any dividend
          --------------------------------------------------
payable in shares of the Corporation's Common Stock, and any split or other subdivision of such Common Stock, shall not be deemed to be a distribution of property pursuant to this paragraph 2.2. Dividends on the Common Stock shall be made among the holders thereof pro rata to the number of shares of Common Stock held by each holder (but, in the case of a stock dividend, shall be made only in shares of the respective series of Common Stock held by each holder).

     Section 3.  Voting Rights.
     ---------   -------------

     At every meeting of the stockholders (or for actions by written consent of stockholders), except as otherwise required by law or specified in this Certificate of Incorporation, on all matters to be voted on by the stockholders of the Corporation, the following provisions shall apply:

     3.1  Voting by Series A Preferred Stock.  The Preferred Stock shall be non-
          ----------------------------------
voting, and the holders thereof, as such, shall not be entitled to vote on matters to be voted upon by the stockholders of the Corporation, provided that as long as any Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the then holders of a majority of the outstanding shares of Series A Preferred Stock, alter or change the powers, preferences or rights of the Series A Preferred Stock or the qualifications, limitations or restrictions thereof.

     3.2  Class Voting by Common Stock.  Subject to the following paragraphs of
          ----------------------------
this Section 3, the holders of all series of Common Stock shall vote together as a single class on all matters to be voted on by the holders of the Common Stock.

     3.3  Voting by Series A-1 Common Stock.  In any matter to be voted on by
          ---------------------------------
the holders of the Common Stock, each holder of shares of Series A-1 Common Stock shall have three votes for each such share held by such holder.

     3.4  Voting by Series A-2 Common Stock.  In any matter to be voted on by
          ---------------------------------
the holders of the Common Stock, each holder of shares of Series A-2 Common Stock shall have one vote for each such share held by such holder.

     3.5  Voting by Series A-3 Common Stock.  The Series A-3 Common Stock shall
          ---------------------------------
be non-voting, and the holders thereof, as such, shall not be entitled to vote on matters to be voted upon by the stockholders of the Corporation.

     Section 4.  Liquidation.
     ---------   -----------

     4.1  Preference of Series A Preferred Stock.  Upon any liquidation,
          --------------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid in cash, in respect of each share of Series A Preferred Stock held by such holder, an amount equal to the Base Amount of such share on such date, plus all unpaid dividends accrued on such share through the close of business on such date and not previously added to such Base Amount (the "Liquidation Value"). If upon
                                               -----------------
such liquidation, dissolution or winding up, the assets to be distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit payment to the holders thereof of such amounts, then all of the assets of the Corporation then remaining shall be distributed ratably among the holders of the shares of Series A Preferred Stock.

     4.2  Preference of Series A-1 Common Stock and Series A-2 Common Stock.
          -----------------------------------------------------------------
Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the Liquidation Value of the Series A Preferred Stock, the holders of Series A-1 Common Stock and Series A-2 Common Stock shall be entitled, before any distribution or payment is made upon any other shares of Common Stock, to be paid in cash, in respect of each share of Series A-1 Common Stock and Series A-2 Common Stock held by such holder, an amount equal to $130 (the "Common Stock Preference"). If upon such liquidation,
                           -----------------------
dissolution or winding up, the assets to be distributed among the holders of the shares of Series A-1 Common Stock and Series A-2 Common Stock shall be insufficient to permit payment to the holders thereof of such amounts, then all of the assets of the Corporation then remaining shall be distributed ratably among the holders of the shares of Series A-1 Common Stock and Series A-2 Common Stock.

     4.3  Preference of Series A-3 Common Stock.  Upon any liquidation,
          -------------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the Liquidation Value of the Series A Preferred Stock and the Common Stock Preference of the Series A-1 Common Stock and Series A-2 Common Stock, the holders of Series A-3 Common Stock shall be entitled, before any distribution or payment is made upon any other shares of Common Stock, to be paid in cash, in respect of each share of Series A-3 Common Stock held by such holder, an amount equal to the Common Stock Preference. If upon such liquidation, dissolution or winding up, the assets to be distributed among the holders of the shares of Series A-3 Common Stock shall be insufficient to permit payment to the holders thereof of such amounts, then all of the assets of the Corporation then remaining shall be distributed ratably among the holders of the shares of Series A-3 Common Stock.

     4.4  Distribution of Remaining Assets.  Upon any liquidation, dissolution
          --------------------------------
or winding up of the Corporation, whether voluntary or involuntary, after provision is made for holders of Series A Preferred Stock and Common Stock as provided in the preceding paragraphs, the holders of Common Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed, based on the number of shares of Common Stock held by each such holder.

     4.5  Treatment of Certain Transactions.  The occurrence of a "Trigger
          ---------------------------------
Event", as such term is defined in the Stockholders Agreement dated as of August 1, 1997 among the Company, Robert Snukal, Sheila Snukal and Heritage Fund II Investment Corporation, as amended from time to time, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section 4.1, and shall be subject to all of the provisions thereof, and no such transaction shall be consummated unless the Corporation has received (or upon the consummation of such transaction will receive) payment in cash of the Liquidation Value as provided in Section 4.1.

     4. That such amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     The foregoing Certificate of Amendment has been signed and attested as of August __, 1997.


                              /s/ Robert Snukal
                              --------------------------------
                              Robert Snukal, President
ATTEST:


/s/ Sheila Snukal
----------------------------
Sheila Snukal, Secretary